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                            SCHEDULE 14C INFORMATION
                Information Statement Pursuant to Section 14(c)
            of the Securities Exchange Act of 1934 (Amendment No. 1)

Check the appropriate box:

    [ ]  Preliminary Information Statement
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
    [X]  Definitive Information Statement

                         GRAND HAVANA ENTERPRISES, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

    [X]  No fee required
    [ ]  Fee computed on table below per Exchange Act
         Rule 14c-5(g) and O-11
         1)   Title of each class of securities to which transaction applies:
              ________
         2)   Aggregate number of securities to which transaction applies:
              ________
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
              Not applicable.
         4)   Proposed maximum aggregate value of transaction:  Not applicable.
         5)   Total fee paid:  None; no fee required

    [ ]  Fee paid previously with preliminary materials
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid: _____________________
         2)   Form, Schedule or Registration Statement No.: ___________
         3)   Filing Party: __________________________
         4)   Dated Filed: _____________________

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                         GRAND HAVANA ENTERPRISES, INC.
                       1990 WESTWOOD BOULEVARD, PENTHOUSE
                         LOS ANGELES, CALIFORNIA 90025

                             _____________________

                             INFORMATION STATEMENT

                  Pursuant to Regulation 14C Promulgated Under
                The Securities Exchange Act of 1934, as amended

         This Information Statement, which is being mailed on or about
November 20, 1997 to holders of record on November 13, 1997, of shares of the common stock, par value $.01 per share (the "Common Stock") of Grand Havana Enterprises, Inc. (formerly, United Restaurants, Inc.), a Delaware corporation (the "Company"), is being furnished in connection with the proposed adoption of a Certificate of Amendment to the Company's Certificate of Incorporation (the "Amendment") pursuant to the written consent of the holders of a majority of the Company's outstanding shares of Common Stock.

         On October 7, 1997, the Board of Directors of the Company approved and recommended that the Company's Certificate of Amendment be amended to increase the number of authorized shares of Common Stock from 22,000,000 to 50,000,000. On October 7, 1997 (the "Record Date") the holders of more than a majority of the issued and outstanding shares of Common Stock executed a Written Consent to Corporate Action (the "Written Consent") pursuant to which such holders approved the Amendment, which Written Consent has since been filed with the Company.
Such approval by the Board of Directors and by the holders of a majority of the issued and outstanding shares of Common Stock is adequate under Delaware law to cause the Amendment to be effected. The Amendment will become effective upon the filing of such Amendment with the Secretary of State of Delaware. The Company anticipates such Amendment will be filed with the Secretary of State of Delaware on or about December 11, 1997.

         This Information Statement is being provided for informational purposes only. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                      OUTSTANDING STOCK AND VOTING RIGHTS

         As of the Record Date, there were 11,799,306 shares of Common Stock issued and outstanding. Each share of Common Stock entitles its holder to one vote per share. There are no shares of the Company's authorized preferred stock currently outstanding.

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                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of Common
Stock as of the Record Date by: (i) each of the Company's officers and directors, (ii) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, and (iii) all of the Company's officers and directors as a group:
                                                                Percentage
Name and Address             Number of Shares                   Ownership
of Beneficial Owner(1)     Beneficially Owned(2)(3)             of Class(3)
----------------------     ------------------------             -----------
Harry Shuster                     1,453,466(4)                  11.9%
Harvey Bibicoff                   1,131,000(5)                   9.6%
United Leisure
  Corporation                       941,666                      8.0%
The Venezuela Recovery
  Fund N.V.(6)                      913,978(7)                   7.6%
The International Investment
  Group Equity Fund N.V. (6)      1,278,896(8)                  10.5%

Officers and directors
  as a group (4 people)           2,684,466(4)(5)(9)(10)        21.8%

_______________
(1) Each person's address is c/o the Company, 1990 Westwood Boulevard, Los Angeles, California 90025, unless otherwise noted.
(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to the shares of Common Stock beneficially owned by them.
(3) A person is deemed to be the beneficial owner of Common Stock that can be acquired by such person within 60 days of the date hereof upon the exercise of warrants or stock options. Except as otherwise specified, each beneficial owner's percentage ownership is determined by assuming that warrants and stock options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date hereof, have been exercised.
(4) Includes 100,000 shares of Common Stock, and warrants to purchase an additional 100,000 shares of Common Stock, owned by The Harry and Nita Shuster Charitable Foundation. Includes warrants to purchase 333,333 shares owned by Mr. Shuster. Does not include 941,666 shares owned by United Leisure Corporation ("United Leisure"), a public company of which Mr. Shuster is the Chief Executive Officer and a director. Mr. Shuster is the Chief Executive Officer and a director of the Company.
(5) Includes 315,000 shares owned by Clarinda Investments, Inc. of which corporation Mr. Bibicoff is the sole shareholder and a director. Includes 816,000 shares owned by H&H Restaurant Holding Corporation, of which corporation Mr. Bibicoff is the sole shareholder and a director. Mr. Bibicoff is a director of the Company.
(6) The address of this shareholder is Kaya Flamboyan 9, P.O. Box 812, Curacao, Netherlands Antilles.
(7)  Includes warrants to purchase 304,666 shares of Common Stock.
(8)  Includes warrants to purchase 426,299 shares of Common Stock.
(9)  Excludes 941,666 shares of Common Stock owned by United Leisure.
(10) Includes stock option to purchase 100,000 shares of Common Stock held by an officer and director of the Company.


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               AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
             TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                            FROM 22,000,000 TO 50,000,000

         The Company is currently authorized to issue 22,000,000 shares of Common Stock and 3,000,000 shares of preferred stock. The Company now proposes
to increase its authorized capital to 50,000,000 shares of Common Stock.   The
authorized shares of preferred stock, and its par value, would remain the same. The par value of the Common Stock will remain at $.01 per share. The Board of Directors believes that an amendment to the Certificate of Incorporation to accomplish this purpose is in the best interest of the Company and its stockholders so as to have available for future issuance additional authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of the Company. The additional shares of Common Stock will be available for issuance from time to time by the Company at the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, but not limited to, future acquisitions of property or securities of other entities, equity and convertible debt financing, stock dividends and stock splits.

         The Company currently intends to seek up to an additional $3,000,000 in financing through an offering of the Company's equity and/or convertible debt securities on terms and conditions to be determined (the "New Offering"). The New Offering will be made pursuant to an exemption from registration under the Securities Act of 1933, as amended. It is anticipated that funds received by the Company from the New Offering would be used for general working capital purposes, including the development of new Grand Havana House of Cigar retail stores and the development of additional Grand Havana Room private membership restaurants and cigar clubs. It is anticipated that any shares of Common Stock that may be issued upon conversion of any warrants offered in the New Offering would be from those shares of Common Stock newly authorized by the Amendment. The Company currently does not anticipate any additional equity offerings of its securities after the New Offering in the next 12 months period.

         The new shares of Common Stock authorized by the Amendment will also be available for the possible exercise of previously issued and outstanding options and warrants which in the aggregate provide for the purchase of up to 8,359,217 shares of common stock (although the Company currently has sufficient shares reserved in order to cover all of these underlying shares if exercised as of the date hereof).

         The Company recently concluded an offering of its equity securities which was exemption from registration pursuant to Regulation S (the "Regulation S Offering") pursuant to which it sold an aggregate of 3,229,267 units, each unit consisting of one share of common stock and a warrant to purchase one-half share of common stock exercisable at

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a price of $1.50 per share for aggregate gross proceeds to the Company of approximately $2,650,000. Some of the additional shares of Common Stock authorized in the Amendment may be used in connection with the exercise of the warrants issued in the Regulation S Offering (although the Company currently has sufficient shares of Common Stock reserved in order to cover all of the underlying shares of Common Stock if all of such warrants were exercised as of the date hereof).

         No assurance can be given as to whether the Company will obtain any or all of the funds it may seek from the New Offering or any other financing which the Company may engage in lieu thereof, or what the definitive terms of any such financing will be; however, the number of shares of Common Stock that may be issued in connection with any such financing will not exceed the number of shares currently outstanding together with that number of shares of Common Stock underlying the outstanding convertible securities of the Company. In view of the foregoing, coupled with the fact that the Company believes that any shares of the Company's Common Stock issued in connection with such financing efforts will be issued, if at all, to several unaffiliated investors the Company does not believe that any such financing will per se result in a change of control. Prior to any shareholders meeting, management will be in a position to effectively continue to control the affairs of the Company.

         No shareholder will have statutory preemptive rights regarding any future issuance of any shares of Common Stock.

         The complete text of the proposed Amendment to the Company's Certificate of Incorporation is set forth as Exhibit A to this Information Statement.

                                  BY ORDER OF THE
                                  BOARD OF DIRECTORS

                                  Harry Shuster, Chairman
                                    of the Board









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                                                                      Exhibit A
            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                         GRAND HAVANA ENTERPRISES, INC.

         Grand Havana Enterprises, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That by a Unanimous Written Consent of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and providing that the written consent of the stockholders to such amendment should be obtained. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the first sentence of the Article thereof numbered "Fifth" so that, as amended, said sentence of said Article shall be and read in full as follows:

         "FIFTH: The total number of shares of stock which the Corporation shall have authority to issue is Fifty-Three Million (53,000,000) shares, consisting of Fifty Million (50,000,000) shares of Common Stock, par value one cent ($.01) per share, and Three Million (3,000,000) shares of Preferred Stock, par value one cent ($.01) per share."

         All other provisions of Article Fifth and all other provisions of the Corporation's Certificate of Incorporation shall remain unchanged and in full force and effect.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the written consent of the stockholders of the corporation was obtained in accordance with Section 228 of the General Corporation Law, by which consent the necessary number of shares as required by statute consented to the amendment, and written notice of action taken by such stockholders' consent has been given as provided in Section 228 of the General Corporation Law.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Harry Shuster, an authorized officer, this ___ day of ________________, 1997.


                                  By
                                     -----------------------------------------
                                      Harry Shuster, Chief Executive Officer